As filed with the Securities and Exchange Commission on October 30, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MARKER THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-4497941
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5 West Forsyth Street, Suite 200

Jacksonville, FL 32202

(Address of Principal Executive Offices) (Zip Code)

2014 Omnibus Stock Ownership Plan, as amended

(Full Title of the Plan)

Peter Hoang
President and Chief Executive Officer
Marker Therapeutics, Inc.
5 West Forsyth Street, Suite 200

Jacksonville, FL 32202

(Name and Address of Agent for Service)

904-516-5436
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Mark A. Catchur

Shumaker, Loop & Kendrick, LLP

101 E. Kennedy Blvd., Suite 2800

Tampa, FL 33602

Telephone: 813-229-7600

Fax: 813-229-1660

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common stock, par value $.001 per share	6,616,666	$6.81	$45,059,496	$5,461.21

(1)	Consists of 6,616,666 additional shares of the Registrant’s Common Stock reserved for issuance under the Registrant’s 2014 Omnibus Stock Ownership Plan, as amended (the “Plan”). 1,009,279 shares under the Plan were registered under Registration Statement No. 333-223900, filed with the Securities and Exchange Commission (“SEC”) on March 23, 2018.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional number of shares as may be available under the Plan in the event of a stock dividend, stock split, recapitalization or other similar change to the Common Stock

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The offering price per share and aggregate offering price were calculated based on upon the closing price of the shares of Common Stock as reported by the Nasdaq Capital Market on October 25, 2018.

REGISTRATION OF ADDITIONAL SECURITIES

EXPLANATORY NOTE

The purpose of this Form S-8 Registration Statement (this “Registration Statement”) is to register an additional 6,616,666 shares of Marker Therapeutics, Inc. (“we,” “our,” “us,” “Marker,” or the “Registrant”) common stock, par value $.001 per share (the “Common Stock”), that may be offered pursuant to the Marker Therapeutics, Inc. (formerly known as TapImmune Inc.) 2014 Omnibus Stock Ownership Plan, as amended.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement and as required by Rule 428(b)(1). These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed with the SEC by the Registrant, are incorporated into this Registration Statement by reference:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 23, 2018 (File No. 000-37939) (the “Annual Report”);

•	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s latest Annual Report or prospectus referred to in (1) above; and

•	The description of the Common Stock contained in the Registrant’s Form 8-K, filed with the SEC on October 17, 2018, including all amendments and reports filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents. As permitted by Section 102(b)(7) of the DGCL, the registrant’s certificate of incorporation includes provisions that eliminate the personal liability of its directors for monetary damages for breach of their fiduciary duty as directors to the fullest extent permitted by applicable Delaware law.

In addition, as permitted by Section 145 of the DGCL, the bylaws of the Registrant provide that: the Registrant shall, to the fullest extent authorized under the laws of the State of Delaware, as those laws may be amended and supplemented from time to time, indemnify any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of being a director or officer of the Registrant or a predecessor corporation or a director or officer of another corporation, if such person served in such position at the request of the Registrant; The Board of Directors in its sole discretion shall have power on behalf of the Registrant to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he or she, his or her testator or intestate, is or was an officer or employee of the Registrant; Expenses incurred by a director or officer of the Registrant in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant (or was serving at the Registrant’s request as a director or officer of another corporation) shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Registrant as authorized by relevant sections of the DGCL; each director or officer who serves in such capacity at any time while the bylaws are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts; The Registrant may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Registrant or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL; and the rights conferred in the bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

To assure indemnification of all directors, officers and employees who are determined by the Registrant or otherwise to be or to have been “fiduciaries” of any employee benefit plan of the Registrant that may exist from time to time, Section 145 of the DGCL shall be interpreted as follows: an “other enterprise” shall be deemed to include such an employee benefit plan, including without limitation, any plan of the Registrant that is governed by the Act of Congress entitled “Employee Retirement Income Security Act of 1974,” as amended from time to time; the Registrant shall be deemed to have requested a person to serve the Registrant for purposes of Section 145 of the DGCL, as administrator of an employee benefit plan where the performance by such person of his or her duties to the Registrant also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed “fines.”

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable

The foregoing summaries are qualified in their entirety by reference to the terms and provisions of such arrangements.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

For the list of exhibits, see the Exhibit Index to this Registration Statement, which is incorporated into this item by reference.

Item 9.	Undertakings

(a) The undersigned registrant hereby undertakes as follows:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)      to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)     to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with, or furnished to, the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on October 30, 2018.

MARKER THERAPEUTICS, INC.

By:	/s/ Peter L. Hoang
Peter L. Hoang
President, Chief Executive Officer and Director

Each person whose signature appears below constitutes and appoints Peter L. Hoang and Michael Loiacono, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 30, 2018.

Signature	Title	Date

/s/ Peter L. Hoang	Chief Executive Officer, President and Director	October 30, 2018
Peter L. Hoang	(Principal Executive Officer)

/s/ John Wilson	Director	October 30, 2018
John Wilson

/s/ Juan F. Vera	Director	October 30, 2018
Juan F. Vera

/s/ David Laskow-Pooley	Director	October 30, 2018
David Laskow-Pooley

/s/ David Eansor	Director	October 30, 2018
David Eansor

/s/ Frederick Wasserman	Director	October 30, 2018
Frederick Wasserman

/s/ Michael J. Loiacono	Chief Financial Officer	October 30, 2018
Michael J. Loiacono	(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Exhibit Description
3.1	Certificate of Incorporation of Marker Therapeutics, Inc. (incorporated by reference as Exhibit 3.4 to the Form 8-K filed on October 27, 2018).

3.2	Bylaws of Marker Therapeutics, Inc. (incorporated by reference as Exhibit 3.6 to the Form 8-K filed on October 17, 2018).

4.1	Form of Common Stock Certificate of Marker Therapeutics (incorporated by reference as Exhibit 4.1 to Form 8-A filed on October 17, 2018).

4.2	2014 Omnibus Stock Ownership Plan, as amended (incorporated by reference as Exhibit 4.1 to the Form S-8 Registration Statement (No. 333-223900) filed on March 3, 2018).

4.3	Amendment to 2014 Omnibus Stock Ownership Plan, as amended (incorporated by reference as Exhibit 4.4 to Form 8-K filed on October 17, 2018).

5.1	Opinion of Shumaker, Loop & Kendrick, LLP.*

10.1	Form of Stock Option Award Agreement-Non Employee Director*

10.2	Form of Stock Option Award Agreement-Consultant (incorporated by reference as Exhibit 10.2 to Form 8-K filed on October 23, 2018).

10.3	Form of Stock Option Award Agreement-Employee (incorporated by reference as Exhibit 10.3 to Form 8-K filed on October 23, 2018).

23.1	Consent of Marcum LLP.*

23.2	Consent of Marcum LLP.*

23.3	Consent of Shumaker, Loop & Kendrick, LLP (contained in Exhibit 5.1.*

* Filed herewith.